Live Current Media Announces Additional Convertible Debenture
Financing

Vancouver, British Columbia, Canada, March 29, 2022, Live Current Media, Inc. ("Live Current" or the "Company") (OTCQB: LIVC) announces that it has closed an additional tranche of convertible debenture financing (the "Debenture") pursuant to which the Company has received $886,000 and issued a Debenture with a face value of $956,880. This brings the total financing completed by the Company via convertible debt in the past quarter to $3,386,000.  The proceeds will be put towards development and marketing of the Kast video streaming platform as per the recently announced merger agreement with Evasyst.

"This represents a very important milestone in the development of Live Current Media's business as this financing completes our capital needs for the immediate future and fulfills our obligations in order to complete our merger agreement with Evasyst and the Kast video streaming platform scheduled to close before the 30th of April," said Live Current CEO David Jeffs.

Terms of the Debenture

The Debenture carries interest of 4% per annum and a term of 24 months.  At the option of the holder, the Debenture is convertible into common shares of the Company at $0.34 per share at any time up until maturity and the Company has the right to repay the Debenture at any time until maturity.  The Debenture includes a 5-year, three quarter warrant with a $0.60 exercise price.

About Kast

Kast is an online watch party platform for friends to watch videos, play games, and be together. The platform empowers individuals to live-share synchronized video, engage within the community, and build relationships with like-minded people. The Kast team consists of passionate individuals who hail from diverse backgrounds across the globe, coming from exciting and fast-paced industries such as esports, video streaming, entertainment, and video games.

About Live Current Media Inc.

Live Current ("LIVC") is a digital technology company involved in the entertainment industry. Currently developing two projects, SPRT MTRX (App Store and Play Store:  SPRT MTRX) and Trivia Matrix (App Store and Play Store:  Trivia Matrix), LIVC is positioned to take advantage of the exciting and rapidly growing digital sports and gaming sectors.

For more detailed information, please review the 8-K for this transaction filed by the Company with the SEC on March 15, 2022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On behalf of the board of directors of Live Current Media Inc.

David Jeffs, CEO & Director

For more information please contact:

david@livecurrent.com

604 648-0500

www.livecurrent.com

www.sprtmtrx.com

All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of growth, earnings, revenue, cash or other financial items, any statements of the plans, strategies, objectives and goals of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions particularly as they relate to demand for our products and services; competitive factors; changes in operating expenses; our ability to raise capital as and when we need it and other factors. Live Current Media, Inc. assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.